UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 3, 2013, Republic Airways Holdings Inc. (the "Company") completed the sale of all of the outstanding shares of its wholly owned subsidiary, Frontier Airlines Holdings, Inc. ("Frontier"), to Falcon Acquisition Group, Inc., an affiliate of Indigo Partners LLC (the "Buyer") pursuant to a Stock Purchase Agreement between the Company and the Buyer dated as of September 30, 2013 (the "Purchase Agreement"). The sale included the Company's rights and obligations under agreements with Airbus S.A.S relating to the purchase and maintenance of A320neo aircraft which were assigned to Frontier at the closing. At the closing, the the Company received approximately $84 million in cash related to the sale of Frontier, of which approximately $52 million is subject to certain final reconciliation adjustments under the Purchase Agreement. In addition, Frontier retained approximately $108 million of indebtedness.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the closing of the transaction described in response to Item 2.01 above on December 3, 2013, David Siegel resigned as a director of the Company.

Item 9.01    Financial Statements and Exhibits .

(b)    Pro forma financial information

The unaudited pro forma consolidated income statements of the Company for the nine months ended September 30, 2013 and the three years ended December 31, 2012, 2011, and 2010 and unaudited pro forma condensed consoidated balance sheet of the Company as of September 30, 2013 are attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

(d)    Exhibits.

2.1    Stock Purchase Agreement between Falcon Acquisition Group, Inc. and Republic Airways Holdings Inc. dated as of September 30, 2013* ††

2.2    Assignment and Assumption Agreement dated as of November 6, 2013 between Republic Airways Holdings Inc. and Frontier Airlines, Inc. ††

99.1    Press release dated December 3, 2013.

99.2    Unaudited pro forma consolidated financial statements.

* Certain Schedules have been omitted from this exhibit as permitted by Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

†† A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By:     /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: December 9, 2013

EXHIBIT INDEX
Exhibit Number    Description

2.1	Stock Purchase Agreement between Falcon Acquisition Group, Inc. and Republic Airways Holdings Inc. dated as of September 30, 2013* ††

2.2	Assignment and Assumption Agreement dated as of November 6, 2013 between Republic Airways Holdings Inc. and Frontier Airlines, Inc. ††

99.1	Press release dated December 3, 2013.

99.2	Unaudited pro forma consolidated financial statements.

* Certain Schedules have been omitted from this exhibit as permitted by Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

†† A request for confidential treatment was filed for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the Commission as required by Rule 24b-2.